EXHIBIT 99.1

LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	A. Charles Wilson Chairman (818) 787-7000	Berkman Associates (310) 826-5051 info@BerkmanAssociates.com
Trio-Tech Reports Second Quarter and First Half Results
Company Declares Special Cash Dividend of $0.11 Per Share
     Van Nuys, CA — February 12, 2008 — Trio-Tech International (AMEX:TRT) today announced financial results for the second quarter and first six months of fiscal 2008.
     The Company’s Board of Directors also declared a special cash dividend of $0.11 per share, payable on March 25, 2008 to shareholders of record on February 25, 2008.
Second Quarter Results
     For the three months ended December 31, 2007, revenue in the Company’s testing segment increased 7.5% to $5,670,000 compared to $5,273,000 for the second quarter of fiscal 2007, and increased sequentially compared to $5,543,000 reported for the first quarter of fiscal 2008. Products revenue for this year’s second quarter decreased 18.1% to $7,201,000 compared to $8,794,000 for the same period last year, but increased sequentially compared to $6,507,000 reported for the first quarter of fiscal 2008. Total revenue decreased 8.5% to $12,871,000 for the second quarter of fiscal 2008 compared to $14,067,000 for the second quarter of fiscal 2007, but increased sequentially compared to $12,050,000 reported for the first quarter of fiscal 2008.
     Gross margin for this year’s second quarter improved to 24.8% of revenue compared to 23.8% of revenue for the same period a year earlier, reflecting the greater contribution of higher-margin services revenue to the total revenue mix.
     Net income for the second quarter of fiscal 2008 was $165,000, or $0.05 per diluted share, which included non-cash, stock-related compensation expense of $358,000. This compares to net income for the second quarter of fiscal 2007 of $799,000, or $0.25 per diluted share, which included non-cash, stock-related compensation expense of $1,000.
     An increase in the percentage of income generated in Singapore, and subject to higher tax rates, raised the overall second quarter tax rate to 39% of income, compared to 35% of income in the same period last year.
First Half Results
     For the six months ended December 31, 2007, total revenue increased 4.1% to $24,921,000 compared to $23,943,000 for the first six months of fiscal 2007. Revenue in the Company’s testing segment increased 22.3% to $11,213,000 compared to $9,171,000 for the prior year; products revenue decreased 7.2% to $13,708,000 compared to $14,772,000.
     Net income for this year’s first half was $916,000, or $0.28 per diluted share, which included non-cash, stock-related compensation expense of $358,000. This compares to net income for the first half of fiscal 2007 of $1,555,000, or $0.48 per diluted share, which included non-cash, stock-related compensation expense of $2,000.
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Trio-Tech Reports Second Quarter and First Half Results
February xx, 2008
Page Two
Balance Sheet Highlights
     As of December 31, 2007, cash and cash equivalents were $14,206,000, working capital was $18,855,000, and shareholders’ equity was $23,626,000, or approximately $7.32 per outstanding share. As of June 30, 2007, cash and cash equivalents were $14,950,000, working capital was $16,445,000, and shareholders’ equity was $21,434,000, or approximately $6.64 per share.
Expanding Presence in China
     “Demand for our testing services in Asia continued to grow during the second quarter. We are especially pleased by the steady growth we have experienced at the testing operation in Suzhou, China we launched just a year ago. We remain committed to expanding our presence in China,” said Chief Executive Officer S.W. Yong.
     Separately, in January 2008, Trio-Tech (Chongqing) Co. Ltd. purchased for $762,000 an office space in an high-rise office building in Chongqing from MaoYe Property Ltd.
About Trio-Tech
     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED) (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue
Products	$7,201	$8,794	$13,708	$14,772
Services	5,670	5,273	11,213	9,171

	12,871	14,067	24,921	23,943

Cost of Sales
Cost of products sold	5,939	7,648	11,468	12,461
Cost of services rendered	3,737	3,069	7,216	5,658

	9,676	10,717	18,684	18,119

Gross Margin	3,195	3,350	6,237	5,824

Operating Expenses
General and administrative	2,424	1,704	4,069	3,150
Selling	153	207	277	398
Research and development	19	17	38	34
Impairment loss	16	172	16	172

Total operating expenses	2,612	2,100	4,400	3,754

Income from Operations	583	1,250	1,837	2,070

Other Income (Expenses)
Interest expense	(79)	(37)	(164)	(66)
Other (expense) income	(141)	73	(191)	110

Total other (expense) income	(220)	36	(355)	44

Income Before Income Taxes	363	1,286	1,482	2,114
Income Tax Provision	142	453	314	478

Income Before Minority Interest	221	833	1,168	1,636
Minority interest	(56)	(34)	(252)	(81)

Net Income Attributed to Common Shares	$165	$799	$916	$1,555

EARNINGS PER SHARE:
Basic earnings per share	$0.05	$0.25	$0.28	$0.48
Diluted earnings per share	$0.05	$0.25	$0.28	$0.48
Weighted Average Shares Outstanding:
Basic	3,226	3,221	3,226	3,220
Diluted	3,228	3,233	3,259	3,232

Comprehensive Income:
Net income	$165	$799	$916	$1,555
Foreign currency translation adjustment	702	482	918	508

Comprehensive Income	$867	$1,281	$1,834	$2,063

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	December 31,
	2007	2007
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$7,135	$5,316
Short-term deposits	7,815	8,890
Trade accounts receivable, net	7,410	10,633
Other receivables	245	364
Inventories, net	1,946	2,473
Prepaid expenses and other current assets	122	283
Assets held for sale	—	212

Total current assets	24,673	28,171

INVESTMENT IN CHINA	—	2,057
PROPERTY, PLANT AND EQUIPMENT, Net	7,458	7,667
OTHER INTANGIBLE ASSETS, Net	212	166
OTHER ASSETS	445	404

TOTAL ASSETS	$32,788	$38,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,265	$3,386
Accrued expenses	4,354	3,533
Advances from buyer	—	21
Income taxes payable	948	836
Current portion of notes payable	536	1,428
Current portion of capital leases	125	112

Total current liabilities	8,228	9,316

NOTES PAYABLE, net of current portion	139	2,179
CAPITAL LEASES, net of current portion	155	118
DEFERRED TAX LIABILITIES	373	396

TOTAL LIABILITIES	8,895	12,009

MINORITY INTEREST	2,459	2,830
SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,225,930 shares issued and outstanding as of December 31, 2007, and at June 30, 2007	10,361	10,361
Paid-in capital	460	818
Retained earnings	10,135	11,051
Accumulated other comprehensive income	478	1,396

Total shareholders’ equity	21,434	23,626

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,788	$38,465